United States

Securities And Exchange Commission

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

CAMPUS CREST COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina		28211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2015, Campus Crest Communities, Inc. (the “Company”) entered into an agreement (the “Clinton Group Agreement”) with Clinton Group, Inc. and its affiliated funds (collectively, the “Clinton Group”). The Clinton Group is the beneficial owner of approximately 1.6% of the Company’s outstanding shares of common stock.

Pursuant to the Clinton Group Agreement, the Company has agreed to increase the size of its Board of Directors (the “Board”) from six to eight directors and to appoint two new directors proposed by the Clinton Group to the Board, including Raymond C. Mikulich and Randall H. Brown. In addition, the Company agreed to appoint Curtis B. McWilliams to the Board. The Board has appointed Messrs. Mikulich, Brown and McWilliams to the Board effective May 6, 2015. If Mr. Mikulich or Mr. Brown is unwilling or unable for any reason to serve as a director, the Clinton Group may name a replacement nominee who is acceptable to the Board and who qualifies as an independent director. If Mr. McWilliams is unwilling or unable for any reason to serve as a director, the Clinton Group and the Board will mutually agree on a replacement who qualifies as an independent director.

In connection with the execution of the Clinton Group Agreement, the Clinton Group terminated its pending proxy contest with respect to the election of directors at the Company’s 2015 annual meeting of shareholders and agreed to take no further action in that regard.

A copy of the Clinton Group Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Clinton Group Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Clinton Group Agreement.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 28, 2015, KPMG LLP orally notified the Company that upon the completion of KPMG LLP’s review of the Company’s condensed consolidated financial statements for the quarterly reporting period ended March 31, 2015 and the filing of the related Quarterly Report on Form 10-Q, KPMG LLP declines to stand for reelection as the independent registered public accounting firm for the Company. KPMG LLP’s decision was accepted by the audit committee (the “Audit Committee”) of the Board. The Audit Committee has commenced a process to select a new accounting firm to serve as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through April 28, 2015, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of such disagreements in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through April 28, 2015, except for the material weaknesses in internal control over financial reporting identified by the Company in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The Audit Committee has discussed this matter with KPMG LLP.

The material weaknesses in internal control over financial reporting identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 related to the Company’s control environment, risk assessment process, information and communication components and process-level controls. Specifically, management concluded that (i) the Company did not maintain an effective control environment and risk assessment and information and communication processes, (ii) the Company did not design and maintain effective process-level controls over the completeness and accuracy of accrued property taxes; the completeness, existence, and accuracy of the Company’s investments in and equity in earnings of the Company’s unconsolidated entities and transactions between the Company and its investees; the completeness, existence, accuracy, valuation and presentation of non-routine transactions; the authorization of cash expenditures in accordance with the Company’s expenditure authorization matrix; the completeness and accuracy of stock compensation expense and disclosures; the recognition and measurement of other assets processed by manual journal entries, and (iii) the Company did not maintain effective information technology systems access controls supporting the processing and recording of student housing revenue and accounts receivables. The control deficiencies resulted in material and certain immaterial misstatements in the financial statement accounts that were corrected prior to the issuance of the annual consolidated financial statements. In addition, in some instances, no material misstatements were identified. The control deficiencies create a reasonable possibility that a material misstatement to the consolidated financial statements will not be prevented or detected on a timely basis, and therefore the Company concluded that the deficiencies represent material weaknesses in the Company’s internal control over financial reporting and the Company’s internal control over financial reporting was not effective as of December 31, 2014.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Board and the Company’s management are focused on improving the Company’s internal controls and processes and remediating the underlying causes of the identified material weaknesses.

The audit reports of KPMG LLP on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report on the consolidated financial statements of Campus Crest Communities, Inc. and subsidiaries as of and for the years ended December 31, 2014 and 2013, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company has changed its method for reporting discontinued operations as of January 1, 2014.”

The Company provided KPMG LLP with a copy of this Form 8-K and requested KPMG LLP to furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter, dated May 4, 2015, is being filed as Exhibit 16.1 to this Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On May 4, 2015, the Company announced that it has appointed Raymond C. Mikulich and Randall H. Brown, previously nominated by the Clinton Group, to the Board and has also appointed Curtis B. McWilliams to the Board, effective as of May 6, 2015, pursuant to the Clinton Group Agreement discussed in Item 1.01 above, which discussion is incorporated by reference herein in response to this Item 5.02.

Additionally, under the terms of the Clinton Group Agreement, the Board announced that it has changed the composition of the existing three person Transaction Committee of the Board which has been overseeing the ongoing strategic alternatives process. The Transaction Committee will be comprised of Curtis McWilliams, Raymond Mikulich and Richard Kahlbaugh and will be chaired by Mr. McWilliams.

Engagement Letter with Alvarez & Marsal North America, LLC

As previously disclosed on a Current Report on Form 8-K filed with the SEC on April 27, 2015 (the “April 27 Form 8-K”), on April 21, 2015, the Board authorized the appointment of David Coles as Interim Chief Executive Officer of the Company and John Makuch as Interim Chief Financial Officer of the Company, subject to the finalization of an engagement letter with Alvarez & Marsal North America, LLC (“Alvarez & Marsal”).

On April 29, 2015, the Company entered into an engagement letter with Alvarez & Marsal, effective as of April 21, 2015, providing for Mr. Coles’s services as the Company’s Interim Chief Executive Officer, Mr. Makuch’s services as the Company’s Interim Financial Officer and the services of additional support personnel as needed (the “Engagement Letter”).

Under the terms of the Engagement Letter, during their respective service at the Company, Messrs. Coles and Makuch will continue to be employed by Alvarez & Marsal and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. As previously disclosed in the April 27 Form 8-K, the Company will instead pay Alvarez & Marsal an hourly rate of $750 per hour for the services provided by Mr. Coles and $700 per hour for the services provided by Mr. Makuch. Pursuant to the Engagement Letter, the Company will pay Alvarez & Marsal a retainer in the amount of $225,000 and will also reimburse Alvarez & Marsal for the reasonable out-of-pocket expenses of Messrs. Coles and Makuch. In addition, the Company and Alvarez & Marsal will seek to reach an agreement within 45 days of April 21, 2015 for incentive compensation with respect to the services provided by Messrs. Coles and Makuch.

The Engagement Letter may be terminated by either party at any time without cause by giving ten days written notice to the other party, subject to the payment of fees and expenses incurred by Alvarez & Marsal through the effective date of termination (and, under certain circumstances, the payment of incentive compensation to Alvarez and Marsal on terms to be agreed between the parties). The Engagement Letter also contains certain covenants, which, among other things, will restrict the Company, for a period of two years following the termination of the engagement, from soliciting, recruiting, hiring or otherwise engaging any employee of Alvarez & Marsal or any of its affiliates who worked on the Company’s engagement while employed by Alvarez & Marsal.

A copy of the Engagement Letter is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter.

Biographical information for each of Messrs. Coles and Makuch is included in the April 27 Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Agreement dated May 3, 2015 between the Company and the Clinton Group
10.2	Engagement letter between the Company and Alvarez & Marsal North America, LLC, dated as of April 21, 2015
16.1	Letter from KPMG LLP, dated May 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By: /s/ Scott R. Rochon

Scott R. Rochon

Chief Accounting Officer

Dated: May 4, 2015

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Agreement dated May 3, 2015 between the Company and the Clinton Group
10.2	Engagement letter between the Company and Alvarez & Marsal North America, LLC, dated as of April 21, 2015
16.1	Letter from KPMG LLP, dated May 4, 2015